EXHIBIT 99.1

1606 Corp. Announces Austen Lambrecht as CEO and Chairman of the Board

SEATTLE, WA – July 23, 2024 – 1606 Corp. (OTC PINK: CBDW) (the "Company," "1606," or "CBDW"), a leader in innovative AI chatbot solutions, announced the board appointment of Austen Lambrecht as its new Chief Executive Officer (CEO) and chairman of the board, effective as of May 31, 2024. Mr. Lambrecht steps into this role with a distinguished career in public companies and AI chatbots, most recently serving as Vice President of 1606, where he drove significant advancements in corporate operations, compliance, and AI technology integration.

Since Mr. Lambrecht’s appointment the Company's stock price and volume have increased significantly as the stock price has more than doubled and volume has more than tripled.

Austen Lambrecht began his career in 2019 at SinglePoint Inc, a public company currently listed on the Chicago Board Options Exchange (CBOE), where he played a pivotal role in research and development, focusing on the company's solar and hemp subsidiaries. His tenure at 1606 since its inception has been marked by notable achievements, including successfully navigating acquiring a stock symbol, effectiveness of an S-1 filing, maintaining current status with OTC Markets, filing a Form 1-A under Regulatioin A, and spearheading the Company's transition to AI technology. Under Mr. Lambrecht's leadership, CBDW pioneered the development of AI Chatbots tailored for the CBD and Investor Relations sectors, enhancing customer engagement and operational efficiency.

"After my resignation, Austen Lambrecht assumed the roles of CEO and Chairman of the board at CBDW, demonstrating his strategic foresight and operational acumen," said Greg Lambrecht, former CEO at 1606 Corp. "His innovative approach to technology, deep understanding of market dynamics, and experience running a public company make him an exceptional choice to lead 1606 through its next phase of growth."

Austen Lambrecht attended the W.P. Carey School of Business at Arizona State University, where he specialized in Sports Business. His educational background, combined with extensive industry experience, positions him well to drive 1606’s strategic initiatives and enhance its market position.

"I am excited to take over 1606 Corp. and lead the Company in leveraging technology to innovate and expand our footprint in the industry," said Austen Lambrecht. "I look forward to collaborating with our talented team to deliver value to our customers and shareholders."

Please join Austen for an exclusive event, hosted by RedChip Companies, which will feature CBDW’s CEO Austen Lambrecht, who will share insight into the Company’s innovative product portfolio and near-term expansion plans.

To register for the free webinar, please visit: https://redchip.zoom.us/webinar/register/WN_PFD4z0aIQn-YyLAoA8OwQQ#/registration

Questions can be pre-submitted to CBDW@redchip.com or online during the live event.

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About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI's global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be "forward-looking statements" under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should", "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For inquiries, please contact:

Austen Lambrecht

CEO

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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